Exhibit 4.11

FIRST AMENDMENT TO INDENTURE

This FIRST AMENDMENT TO INDENTURE, dated as of February 24, 2009 (this "Amendment"), is executed by and among Mesa Air Group, Inc., a Nevada corporation (the "Company"), the guarantors executing a signature page hereto (each a "Guarantor" and collectively, the "Guarantors") and U.S. Bank National Association, a national banking association (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Indenture (defined below).

RECITALS

A. The Issuer, the Trustee and the Guarantors are parties to an Indenture, dated as of February 10, 2009 (the "Indenture"); and

B. Section 2.02 of the Indenture currently provides that the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $16,471,991 (the "Maximum Amount") upon a Company Order without any further action by the Company.

C. The Issuer desires to amend the Indenture to increase the Maximum Amount to $17,233,611 and make certain conforming amendments to Exhibit A-1; and

C. The Issuer has concluded that such amendments do not adversely affect the rights of the holders ("Noteholders") of the notes issued under the Indenture; and

D. Article 9 of the Indenture permits amendment of the Indenture on the terms and subject to the conditions provided therein.

AGREEMENTS

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.   Amendments. Subject to the terms and conditions set forth herein, the Indenture is hereby amended as follows:

  The fourth paragraph of Section 2.02 of the Indenture is hereby amended by deleting the number "$16,471,991" and replacing it with the number "$17,233,611".

  Exhibit A-1 to the Indenture is hereby deleted in its entirety and replaced with Exhibit A-1 attached hereto.

Section 2.   Representations and Warranties. The Issuer represents and warrants that (a) it has all necessary power and authority to execute and deliver this Amendment and to perform the covenants and obligations of the Indenture, and (b) this Amendment is executed and delivered pursuant to Section 9.01 of the Indenture and does not require the consent of the Securityholders.

Section 3.   Effectiveness. This Amendment shall become effective as of the date hereof upon the receipt (a) by the Trustee and the Company of counterparts of this Amendment, duly executed by the parties hereto, (b) by the Trustee of the Officer's Certificate as contemplated by Sections

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9.06 and 14.04 of the Indenture, and (c) by the Trustee of the Opinion of Counsel as contemplated by Sections 9.06 and 14.04 of the Indenture.

Section 4.   Reference. On and after the effective date of this Amendment, each reference in the Indenture to "this Indenture", "hereunder", "herein" or words of like import referring to the Indenture shall mean and be a reference to the Indenture as amended by this Amendment.

Section 5.   Counterparts; Effectiveness; Full Force and Effect. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or portable document format transmission), and all of said counterparts taken together all shall be deemed to constitute one and the same instrument. A copy of this Amendment signed by all the parties shall be lodged with the Trustee. Except as expressly set forth herein, the terms, provisions and conditions of the Indenture shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

Section 6.   Enforceability And No Waiver.

  The Issuer hereby represents and warrants that this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any of the parties hereto under the Indenture or any other document, instrument or agreement executed in connection therewith.

Section 7.   Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Section 8.   Governing Law. This amendment shall be governed by and construed in accordance with the laws of the state of new york and the obligations, rights and remedies of the parties under this agreement shall be determined in accordance with such laws.

Section 9.   Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Indenture.

Section 10.   No Other Agreements. All of the parties to this Agreement hereby acknowledge and agree that there no other Agreements by or among any of them with respect to the amendments to the Indenture other than as set forth in this Amendment.

Section 11.   The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or the due execution thereof by the Issuer. The recitals of fact contained herein shall be taken as the statements solely of the Issuer, and the Trustee assumes no responsibility for the correctness thereof.

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Section 12.   Confirmation of Guarantees. The Guarantors jointly and severally hereby confirm that the Securities, as amended by this Amendment, continue to be entitled to the provisions of Article 13 of the Indenture and that the Guarantee of the Securities remains in full force and effect.

(remainder of page intentionally left blank - signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

MESA AIR GROUP, INC.

By: _________________________________
Name: ___________________________________
Title: _________________________________

MESA AIRLINES, INC.
FREEDOM AIRLINES, INC.
AIR MIDWEST, INC.
MPD, INC.
REGIONAL AIRCRAFT SERVICES, INC.
MESA AIR GROUP - AIRCRAFT INVENTORY
       MANAGEMENT, LLC
RITZ HOTEL MANAGEMENT CORP.
NILCHII, INC.
MESA IN-FLIGHT, INC.
REGIONAL AVIATION ADVISERS, INC.
PATAR, INC.

By: _________________________________
Name: ___________________________________
Title: _________________________________

U.S. BANK NATIONAL ASSOCIATION

By: _________________________________
Name: ___________________________________
Title: _________________________________

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EXHIBIT A-1

[FORM OF FACE OF GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS ONE YEAR AFTER THE LATER OF THE LAST DAY SECURITIES OF THIS ISSUE WERE ISSUED AND THE LAST DATE ON WHICH MESA AIR GROUP, INC. (THE "COMPANY" OR THE "ISSUER") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2),(3) OR (7) OF RULE 501 UNDER THE

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SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF ANY HOLDER THAT IS NOT AN AFFILIATE OF THE COMPANY AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

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MESA AIR GROUP, INC.
Senior Note due 2012

No. A- Issue Date: Principal Amount:	CUSIP: 590479 AE1

MESA AIR GROUP, INC., a Nevada corporation, promises to pay to Cede & Co. or registered assigns the Principal Amount of Seventeen Million Two Hundred Thirty Three Thousand Six Hundred Eleven and 00/100 Dollars ($17,233,611) on February 10, 2012.

Interest Payment Dates: June 15 and December 15.

Record Dates: June 1 and December 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: February 10, 2009	MESA AIR GROUP, INC. By: ___________________________________ Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL
ASSOCIATION, as Trustee, certifies that
this is one of the Securities referred to in
the within-mentioned Indenture.

By: ___________________________________
Authorized Officer

Dated: _____________________

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[FORM OF REVERSE SIDE OF NOTE]
Senior Note due 2012

1. Interest.

The Company promises to pay interest in cash on the Principal Amount of this Note at the rate per annum of 8.0% from the Issue Date, or from the most recent date to which interest has been paid or provided for, until February 10, 2012. During such period, the Company will pay cash interest semiannually in arrears on June 15 and December 15 of each year (each an "Interest Payment Date") to Holders of record at the close of business on each June 1 and December 1 (whether or not a business day) (each a "Regular Record Date") immediately preceding such Interest Payment Date. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months.

If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if interest (including contingent interest, if any) due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 11 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.625% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2. Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Change in Control Purchase Prices, and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3. Paying Agent and Registrar.

Initially, U.S. Bank National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

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4. Indenture.

The Company issued and the Guarantors have guaranteed the Securities pursuant to an Indenture dated as of February 10, 2009 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Securities and the Guarantees are general unsecured and unsubordinated obligations, of the Company and the Guarantors, respectively, limited to $17,233,611 aggregate Principal Amount (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Redemption at the Option of the Company.

No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company in accordance with the Indenture at price equal to the Principal Amount of Securities to be redeemed plus the amount of accrued and unpaid cash interest, if any, on such amounts (the "Redemption Price").

6. Purchase by the Company at the Option of the Holder.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder no later than 30 Business Days after the occurrence of a Change in Control of the Company for a Change in Control Purchase Price equal to the Principal Amount of Securities to be purchased plus the amount of accrued and unpaid cash interest, if any, on such amounts to but not including the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Indenture.

Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Change in Control Purchase Price of all Securities or portions thereof to be purchased as of the Change in Control Purchase Date is deposited with the Paying Agent on the Business Day following the Change in Control Purchase Date, contingent interest, if any, shall cease to accrue on such Securities (or portions thereof) on such Change in Control Purchase Date and the Holder thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price, if any, upon surrender of such Security).

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7. Notice of Redemption.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid contingent interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, interest (including contingent interest), if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

8. Defaulted Interest.

Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 12.02 of the Indenture.

9. Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed

10. Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11. Unclaimed Money.

The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

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12. Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, to secure the Company's obligations under this Security or to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act or to make any change that does not adversely affect the rights of any Holders.

13. Defaults and Remedies.

Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

14. Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others.

A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such

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obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16. Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

17. Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18. GOVERNING LAW.

THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW, SHALL GOVERN THE INDENTURE, THE GUARANTEES AND THIS SECURITY.

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The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Mesa Air Group, Inc.
Attention: General Counsel

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

____________________________________

(Insert assignee's soc. sec. or tax ID no.)

____________________________________

____________________________________

____________________________________

(Print or type assignee's name, address and zip code)

and irrevocably appoint

_____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

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Date: ___________________________	Your Signature: ___________________________*

(Sign exactly as your name appears on the other side of this Security)

*Signature must be guaranteed by an institution that is a member of the Medallion Signature Guarantee Program

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